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                                                                EXHIBIT 23.3

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


      We consent to the use and incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Post-Effective Amendment No. 2 to Form SB-2) of our report dated September 20, 1997 relating to the financial statements of Universal Self Care, Inc. and Subsidiaries for the years ended June 30, 1997 and 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus constituting part of the Registration Statement on Form S-3.

                                             /s/ FELDMAN RADIN & CO., P.C.


                                             FELDMAN RADIN & CO., P.C.
                                             Certified Public Accountants


December 2, 1997
New York, New York